Exhibit 23.4

CONSENT OF ANTHONY TERRACCIANO

I consent to the reference to me under the caption “Management” in the prospectus contained in the Registration Statement on Form S-1 (File No. 333-116236) of Polypore International, Inc.

/s/ Anthony Terracciano
Anthony Terracciano

New York, New York
July 29, 2004